Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE 2021 RESULTS
Oak Brook, IL – August 3, 2021 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2021.
FINANCIAL RESULTS
For the quarter ended June 30, 2021, the Company reported:
▪Net income attributable to common shareholders of $15.4 million, or $0.07 per diluted share, compared to net loss attributable to common shareholders of $(7.3) million, or $(0.04) per diluted share, for the same period in 2020;
▪Funds from operations (FFO) attributable to common shareholders of $56.9 million, or $0.27 per diluted share, compared to $36.1 million, or $0.17 per diluted share, for the same period in 2020;
▪Operating funds from operations (Operating FFO) attributable to common shareholders of $56.9 million, or $0.27 per diluted share, compared to $36.1 million, or $0.17 per diluted share, for the same period in 2020;
▪Approximately $6 million recorded within lease income, equating to $0.03 per diluted share, due to reversals of uncollectible lease income, primarily consisting of amounts received during the second quarter of 2021 from cash-basis and vacated tenants that pertain to periods prior to the second quarter of 2021;
▪Cash collections as of July 26, 2021 of 98% of billed second quarter 2021 base rent, up from 96% of billed first quarter 2021 base rent as previously reported;
▪Cash collections as of June 30, 2021 of 95% of previously deferred base rent that was due during the second quarter of 2021; and
▪Cash-basis tenants as of June 30, 2021 represent 9% of annualized base rent (ABR), down from 11% of ABR as of March 31, 2021.
For the six months ended June 30, 2021, the Company reported:
▪Net income attributable to common shareholders of $20.1 million, or $0.09 per diluted share, compared to $15.0 million, or $0.07 per diluted share, for the same period in 2020;
▪FFO attributable to common shareholders of $109.2 million, or $0.51 per diluted share, compared to $98.6 million, or $0.46 per diluted share, for the same period in 2020;
▪Operating FFO attributable to common shareholders of $109.3 million, or $0.51 per diluted share, compared to $93.5 million, or $0.44 per diluted share, for the same period in 2020; and
▪Approximately $11 million recorded within lease income, equating to $0.05 per diluted share, due to reversals of uncollectible lease income, primarily consisting of amounts received during the first half of 2021 from cash-basis and vacated tenants that pertain to periods prior to 2021.
Subsequent to quarter end, as previously announced, the Company entered into a definitive Agreement and Plan of Merger with Kite Realty Group Trust (Kite Realty Group), pursuant to
■ Retail Properties of America, Inc.
    T: 855.247.RPAI
     www.rpai.com    2021 Spring Road, Suite 200
    Oak Brook, IL 60523

which RPAI will merge with and into a subsidiary of Kite Realty Group, with the subsidiary surviving the merger. Immediately following the closing of the merger, such subsidiary will merge with and into Kite Realty Group, L.P., the operating partnership of Kite Realty Group, so that all of the assets of Kite Realty Group will be owned at or below the operating partnership level. The board of directors of the Company and the board of trustees of Kite Realty Group unanimously approved the transaction. The parties expect the transaction to close during the fourth quarter of 2021, subject to the satisfaction of customary closing conditions, including the approval of both the Company’s and Kite Realty Group’s shareholders.
OPERATING RESULTS
For the quarter ended June 30, 2021, the Company’s portfolio results were as follows:
▪32.7% increase in same store net operating income (NOI) over the comparable period in 2020;
▪Retail portfolio occupancy: 91.8% at June 30, 2021, up 30 basis points from 91.5% at March 31, 2021 and down 180 basis points from 93.6% at June 30, 2020;
▪Retail portfolio percent leased, including leases signed but not commenced: 93.4% at June 30, 2021, up 70 basis points from 92.7% at March 31, 2021 and down 150 basis points from 94.9% at June 30, 2020;
▪Retail portfolio leased to occupied spread percentage: 160 basis points at June 30, 2021, up 40 basis points from 120 basis points at March 31, 2021 and up 30 basis points from 130 basis points at June 30, 2020, representing approximately $8.3 million in ABR and $26.32 in ABR per square foot;
▪Total retail portfolio ABR per occupied square foot of $19.37 at June 30, 2021, up 0.5% from $19.28 ABR per occupied square foot at March 31, 2021 and down 0.4% from $19.45 ABR per occupied square foot at June 30, 2020;
▪904,000 square feet of retail leasing transactions comprised of 113 new and renewal leases;
▪A blended re-leasing spread of positive 5.0%, comprised of comparable cash leasing spreads of 12.7% on new leases and 2.8% on renewal leases;
▪Signed leases at One Loudoun Downtown for an additional 42 of Pad G’s 99 multi-family rental units, branded Vyne, which were 64% leased and 38% occupied at June 30, 2021; and
▪Signed a lease representing an additional 26% of Pad G’s 33,000 square feet of office space, branded One Endicott, which was 100% leased at June 30, 2021.
For the six months ended June 30, 2021, the Company’s portfolio results were as follows:
▪13.0% increase in same store NOI over the comparable period in 2020;
▪1,591,000 square feet of retail leasing transactions comprised of 226 new and renewal leases; and
▪A blended re-leasing spread of positive 5.3%, comprised of comparable cash leasing spreads of 15.2% on new leases and 2.9% on renewal leases.
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company continues to make progress on the execution of its active expansion and redevelopment projects and invested $29.9 million during the first half of 2021 primarily at Circle East, One Loudoun Downtown, The Shoppes at Quarterfield and Southlake Town Square, with the vast majority of this investment related to the One Loudoun Downtown Pads G & H expansion project.

Active Projects
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner for the multi-family component of the mixed-use expansion of Pads G & H at One Loudoun Downtown located in the Washington, D.C. metropolitan statistical area (MSA), signed leases for an additional 42 of Pad G’s 99 multi-family rental units, branded Vyne, which were 64% leased and 38% occupied at June 30, 2021. The Company also signed a lease representing an additional 26% of Pad G’s 33,000 square feet of office space, branded One Endicott, which was 100% leased at June 30, 2021.
At Pad H, which includes 279 multi-family rental units, construction continues to progress, including in-unit installation of final finishes and appliances as well as interior amenity finishes.
The aggregate One Loudoun Downtown Pads G & H expansion project, which includes 378 multi-family rental units as well as 67,000 square feet of commercial gross leasable area, remains on track to stabilize in Q2 – Q3 2022.
Circle East
During the quarter, the Company signed Brightside Boutique for in-line space at its 82,000 square foot Circle East mixed-use project located in Towson, MD within the Baltimore MSA, bringing the project to 29% leased. Madison Reed, another in-line tenant, opened during the quarter.
Other Projects
At the 100% leased, single-tenant pad development at Southlake Town Square, the tenant commenced rent payment on July 1, 2021. The Company continues construction at The Shoppes at Quarterfield reconfiguration, which is 100% leased, with targeted stabilization in Q1 – Q2 2022.
Acquisitions
Subsequent to quarter end, the Company closed on the acquisition of Arcadia Village, a 100% leased neighborhood center located in the Phoenix MSA, for a gross purchase price of $21.0 million.
BALANCE SHEET
As of June 30, 2021, the Company had no outstanding unsecured debt principal due until November 2023, a fully undrawn $850.0 million unsecured revolving line of credit and approximately $917.0 million in total available liquidity, compared to $888.0 million as of March 31, 2021, and $727.3 million as of June 30, 2020.
Additionally, as of June 30, 2021, the Company had $1.8 billion of gross consolidated indebtedness with a weighted average contractual interest rate of 4.19% and a weighted average maturity of 5.4 years, up from 4.1 years as of June 30, 2020, and a net debt to quarterly annualized adjusted EBITDAre ratio of 5.6x.
Subsequent to quarter end, as previously announced, the Company closed on the amendment and extension of its $850.0 million unsecured revolving line of credit (Unsecured Revolving Line of Credit). This amendment and extension maintains the Company’s existing $850.0 million borrowing capacity, financial covenants, including the 6.50% capitalization rate used to calculate certain financial covenants, and leverage-based grid pricing as well as:
▪Expands the available accordion feature, enabling the Company to increase borrowing capacity by up to $750.0 million to a total of $1.6 billion, subject to lender approval;

▪Incorporates a sustainability metric, based on targeted greenhouse gas emission reductions, which permits the Company to reduce the applicable grid-based spread by one basis point annually upon attainment;
▪Improves ratings-based grid pricing by 10-15 basis points from the previous ratings-based grid across various points on the investment grade ratings spectrum;
▪Extends the maturity date from April 22, 2022 to January 8, 2026; and
▪Includes retention of two six-month extension options, exercisable at the Company’s sole election.
Also subsequent to quarter end, the Company closed on the amendment of its $150.0 million term loan due 2026, improving leverage-based and ratings-based grid pricing, resulting in a 40-basis point reduction in the current applicable leverage-based pricing spread.
DIVIDEND
As previously announced on May 27, 2021, the Company’s board of directors declared a second quarter dividend for its outstanding Class A common stock of $0.075 per share, up from the $0.07 per share declared for the first quarter of 2021. The second quarter dividend of $0.075 per share, which totaled $16.1 million, was paid on July 9, 2021, to Class A common stockholders of record on June 25, 2021.
As previously announced on July 26, 2021, the Company’s board of directors declared a third quarter dividend for its outstanding Class A common stock of $0.075 per share. The dividend of $0.075 per share will be paid on October 8, 2021, to Class A common stockholders of record on October 1, 2021.
2021 GUIDANCE
In light of the Company’s proposed merger with Kite Realty Group previously announced, the Company will no longer provide guidance and it is not affirming past guidance.
The Company will no longer hold a webcast conference call to discuss its quarterly results and operating performance.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of June 30, 2021, the Company owned 100 retail operating properties in the United States representing 19.7 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy, insolvency or general downturn in the business of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of London Interbank Offered Rate (LIBOR), real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, changes in the dividend policy for the Company’s Class A common stock, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and related impact on the Company’s estimated investments in such redevelopment, the Company’s ability to lease redeveloped space, the Company’s ability to identify and pursue redevelopment opportunities and the risk that it takes longer than expected for development assets to stabilize or that the Company does not achieve its estimated returns on such investments, the Company’s ability to enter into new leases or renew leases on favorable terms, pandemics or other public health crises, such as the COVID-19 pandemic, and the related impact on (i) the Company’s ability to manage its properties, finance its operations and perform necessary administrative and reporting functions and (ii) the ability of the Company’s tenants to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent and other charges as specified in their leases, risks associated with the proposed merger with Kite Realty Group, including the Company’s ability to consummate the proposed merger on the proposed terms or on the anticipated timeline at all, including risks and uncertainties relating to securing the necessary shareholder approvals and satisfaction of other closing conditions to consummate the proposed merger and the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors,” which you should interpret as heightened as a result of the numerous and ongoing adverse impacts of COVID-19. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, including the adoption of available COVID-19 vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income attributable to common shareholders computed in accordance with generally accepted accounting principles (GAAP), excluding the Company’s share of (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii)

“Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 100 retail operating properties acquired or placed in service and stabilized prior to January 1, 2020. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2020 and 2021, (ii) the multi-family rental units at Plaza del Lago and One Loudoun Downtown – Pad G, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during 2020 in response to macroeconomic conditions due to the impact of the COVID-19 pandemic. During the three months ended June 30, 2021, the Company announced plans to commence construction on a medical office building at Carillon in the second half of 2021, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) land held for future development, (viii) investment properties that were sold or classified as held for sale during 2020 and 2021, (ix) the net income from the Company’s wholly owned captive insurance company, and (x) noncontrolling interests. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as gain on litigation settlement. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for either the prior three months, annualized or the trailing twelve months (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Investment properties:
Land	$1,073,449	$1,075,037
Building and other improvements	3,610,901	3,590,495
Developments in progress	182,979	188,556
	4,867,329	4,854,088
Less: accumulated depreciation	(1,572,604)	(1,514,440)
Net investment properties (includes $93,186 and $74,314 from consolidated variable interest entities, respectively)	3,294,725	3,339,648

Cash and cash equivalents	67,245	41,785
Accounts receivable, net	69,494	73,983
Acquired lease intangible assets, net	60,666	66,799
Right-of-use lease assets	41,855	42,768
Assets associated with investment properties held for sale	13,800	—
Other assets, net (includes $647 and $354 from consolidated variable interest entities, respectively)	67,973	72,220
Total assets	$3,615,758	$3,637,203

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized discount of $(428) and $(450), respectively, and unamortized capitalized loan fees of $(160) and $(192), respectively)	$90,374	$91,514
Unsecured notes payable, net (includes unamortized discount of $(6,044) and $(6,473), respectively, and unamortized capitalized loan fees of $(6,912) and $(7,527), respectively)	1,187,044	1,186,000
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,105) and $(2,441), respectively)	467,895	467,559
Unsecured revolving line of credit	—	—
Accounts payable and accrued expenses	64,912	78,692
Distributions payable	16,110	12,855
Acquired lease intangible liabilities, net	58,687	61,698
Lease liabilities	84,095	84,628
Liabilities associated with investment properties held for sale	526	—
Other liabilities (includes $3,103 and $3,890 from consolidated variable interest entities, respectively)	62,854	72,127
Total liabilities	2,032,497	2,055,073

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,798 and 214,168 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	215	214
Additional paid-in capital	4,522,790	4,519,522
Accumulated distributions in excess of earnings	(2,921,415)	(2,910,383)
Accumulated other comprehensive loss	(22,827)	(31,730)
Total shareholders’ equity	1,578,763	1,577,623
Noncontrolling interests	4,498	4,507
Total equity	1,583,261	1,582,130
Total liabilities and equity	$3,615,758	$3,637,203

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Lease income	$121,239	$96,803	$240,619	$215,498

Expenses:
Operating expenses	17,180	14,843	35,245	31,257
Real estate taxes	17,799	17,916	36,733	36,449
Depreciation and amortization	41,815	43,755	89,682	83,928
Provision for impairment of investment properties	—	—	—	346
General and administrative expenses	10,374	8,491	21,492	17,656
Total expenses	87,168	85,005	183,152	169,636

Other (expense) income:
Interest expense	(18,776)	(19,360)	(37,528)	(36,406)
Gain on litigation settlement	—	—	—	6,100
Other income (expense), net	92	215	161	(546)
Net income (loss)	15,387	(7,347)	20,100	15,010
Net loss attributable to noncontrolling interests	9	—	9	—
Net income (loss) attributable to common shareholders	$15,396	$(7,347)	$20,109	$15,010

Earnings (loss) per common share – basic and diluted:
Net income (loss) per common share attributable to common shareholders	$0.07	$(0.04)	$0.09	$0.07

Weighted average number of common shares outstanding – basic	213,813	213,337	213,732	213,276

Weighted average number of common shares outstanding – diluted	214,069	213,337	214,209	213,276

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss) attributable to common shareholders	$15,396	$(7,347)	$20,109	$15,010
Depreciation and amortization of real estate (a)	41,508	43,422	89,048	83,260
Provision for impairment of investment properties	—	—	—	346
FFO attributable to common shareholders	$56,904	$36,075	$109,157	$98,616
FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.17	$0.51	$0.46

FFO attributable to common shareholders	$56,904	$36,075	$109,157	$98,616
Impact on earnings from the early extinguishment of debt, net	—	—	64	—
Gain on litigation settlement	—	—	—	(6,100)
Other (b)	5	—	33	1,011
Operating FFO attributable to common shareholders	$56,909	$36,075	$109,254	$93,527
Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.17	$0.51	$0.44

Weighted average number of common shares outstanding – diluted	214,069	213,337	214,209	213,276

(a)Includes $7,527 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of a retail outparcel at the Company’s Tacoma South investment property during the six months ended June 30, 2021.
(b)Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included within “Other income (expense), net” in the condensed consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss) attributable to common shareholders	$15,396	$(7,347)	$20,109	$15,010
Adjustments to reconcile to Same Store NOI:
Net loss attributable to noncontrolling interests	(9)	—	(9)	—
Gain on litigation settlement	—	—	—	(6,100)
Depreciation and amortization	41,815	43,755	89,682	83,928
Provision for impairment of investment properties	—	—	—	346
General and administrative expenses	10,374	8,491	21,492	17,656
Interest expense	18,776	19,360	37,528	36,406
Straight-line rental income, net	(787)	1,284	(1,207)	943
Amortization of acquired above and below market lease intangibles, net	(1,009)	(1,796)	(2,234)	(2,772)
Amortization of lease inducements	547	453	970	872
Lease termination fees, net	(759)	(252)	(1,438)	(376)
Non-cash ground rent expense, net	212	212	424	545
Other (income) expense, net	(92)	(215)	(161)	546
NOI	84,464	63,945	165,156	147,004
NOI from Other Investment Properties	(1,927)	(1,742)	(3,121)	(3,559)
Same Store NOI	$82,537	$62,203	$162,035	$143,445

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratio)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

June 30, 2021

Mortgages payable, net	$90,374
Unsecured notes payable, net	1,187,044
Unsecured term loans, net	467,895
Unsecured revolving line of credit	—
Total	1,745,313
Mortgage discount, net of accumulated amortization	428
Unsecured notes payable discount, net of accumulated amortization	6,044
Capitalized loan fees, net of accumulated amortization	9,177
Total debt principal	1,760,962
Less: consolidated cash and cash equivalents	(67,245)
Total net debt	$1,693,717
Net Debt to Adjusted EBITDAre (a)	5.6x

Reconciliation of Net Income to Adjusted EBITDAre

Three Months Ended June 30, 2021

Net income	$15,387
Interest expense	18,776
Depreciation and amortization	41,815
EBITDAre	$75,978
Adjustments to EBITDAre	—
Adjusted EBITDAre	$75,978
Annualized Adjusted EBITDAre	$303,912

(a)For purposes of this ratio calculation, annualized three months ended EBITDAre was used.